Exhibit 99.1

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended
PER SHARE DATA:	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(In thousands, except share and per share data)
Calculation of income for EPS:
Net income/ (loss) attributable to the Company	$6,434	$22,686	$(18,280)	$19,803	$23,406
Adjustments to Net income/ (loss) attributable to the Company to arrive at Net income/ (loss) attributable to common shareholders, treasury stock method (4)	(3,524)	(23)	(1,998)	(1,146)	(577)
Net income/ (loss) attributable to the common shareholders, treasury stock method	$2,910	$22,663	$(20,278)	$18,657	$22,829

End of period common shares outstanding	84,478,858	84,194,267	84,208,538	84,082,250	84,015,141

Weighted average shares outstanding:
Weighted average basic shares outstanding	83,509,115	83,097,758	82,904,776	82,556,225	82,298,493
Weighted average diluted shares outstanding (5)	85,413,575	85,271,650	82,904,776	84,888,311	84,741,680

Diluted total earnings/ (loss) per share	$0.03	$0.27	$(0.24)	$0.22	$0.27

	Six Months Ended
PER SHARE DATA:	June 30, 2018	June 30, 2017
	(In thousands, except share and per share data)
Calculation of income for EPS:
Net income/ (loss) attributable to the Company	$29,120	$39,068
Adjustments to Net income/ (loss) attributable to the Company to arrive at Net income/ (loss) attributable to common shareholders, treasury stock method (4)	(3,547)	(1,743)
Net income/ (loss) attributable to the common shareholders, treasury stock method	$25,573	$37,325

Weighted average shares outstanding:
Weighted average basic shares outstanding	83,304,573	82,125,795
Weighted average diluted shares outstanding (5)	85,221,974	84,658,309

Diluted total earnings/ (loss) per share	$0.30	$0.44

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)
FOOTNOTES:

(4)
Adjustments to Net income attributable to the Company to arrive at Net income attributable to the common shareholders, as presented in these tables, include decrease/ (increase) in Noncontrolling interests redemption value and dividends paid on preferred stock, including deemed dividends on redemption of the 6.95% Non-Cumulative Perpetual Preferred Stock, Series D (“the Series D preferred stock”).

(16)
The Company uses certain non-GAAP financial measures, such as: Net income attributable to the Company excluding notable items and Diluted earnings per share excluding notable items to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company’s GAAP Net income attributable to the Company to non-GAAP Net income attributable to the Company excluding notable items and from GAAP Diluted earnings per share to non-GAAP Diluted earnings per share excluding notable items are presented below:

	Three Months Ended
(In thousands, except share and per share data)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Net income/ (loss) attributable to the Company (GAAP)	$6,434	$22,686	$(18,280)	$19,803	$23,406
LESS: Gain/ (loss) on sale of affiliates or offices	—	—	(1,264)	—	—
ADD BACK: Anchor divestiture legal expense	—	—	400	—	—
ADD BACK: Impairment of goodwill	—	—	24,901	—	—
ADD BACK: Tax adjustments *	12,706	—	12,880	—	—
Tax effect at statutory rate (35% in 2017, 21% in 2018) **	—	—	(582)	—	—
Net income attributable to the Company excluding notable items (non-GAAP)	$19,140	$22,686	$20,583	$19,803	$23,406

Net income/ (loss) attributable to the common shareholders, treasury stock method (GAAP)	$2,910	$22,663	$(20,278)	$18,657	$22,829
ADD BACK: Deemed dividend due to redemption of Series D Preferred	2,247	—	—	—	—
LESS: Gain/ (loss) on sale of affiliates or offices	—	—	(1,264)	—	—
ADD BACK: Anchor divestiture legal expense	—	—	400	—	—
ADD BACK: Impairment of goodwill	—	—	24,901	—	—
ADD BACK: Tax adjustments *	12,706	—	12,880	—	—
Tax effect at statutory rate (35% in 2017, 21% in 2018) **	—	—	(582)	—	—
Net income attributable to the common shareholders, treasury stock method, excluding notable items (non-GAAP)	$17,863	$22,663	$18,585	$18,657	$22,829

Weighted average diluted shares outstanding (GAAP)	85,413,575	85,271,650	82,904,776	84,888,311	84,741,680
Weighted average diluted shares outstanding, excluding notable items (non-GAAP) ***	85,413,575	85,271,650	85,196,760	84,888,311	84,741,680

Diluted total earnings/ (loss) per share (GAAP)	$0.03	$0.27	$(0.24)	$0.22	$0.27
Diluted total earnings per share, excluding notable items (non-GAAP)	$0.21	$0.27	$0.22	$0.22	$0.27

Average common equity (non-GAAP)	$736,068	$736,272	$765,765	$760,843	$745,773
Average tangible common equity (non-GAAP)	$633,535	$597,821	$607,787	$595,077	$578,569
Return on average common equity - (annualized), excluding notable items (non-GAAP)	9.96%	12.02%	10.21%	9.87%	12.12%
Return on average tangible common equity - (annualized), excluding notable items (non-GAAP)	11.94%	15.20%	13.43%	13.24%	16.27%

Pre-tax, pre-provision income (non-GAAP)	$25,256	$26,269	$2,458	$27,548	$27,342
LESS: Gain/ (loss) on sale of affiliates or offices	—	—	(1,264)	—	—
ADD BACK: Anchor divestiture legal expense	—	—	400	—	—
ADD BACK: Impairment of goodwill	—	—	24,901	—	—
Pre-tax, pre-provision income, excluding notable items (non-GAAP)	$25,256	$26,269	$29,023	$27,548	$27,342
*    Additional tax expense in the second quarter of 2018 relates to the tax impact of the April 2018 completion of the sale of Anchor.
**     Due to the nature of the goodwill related to Anchor, no tax effect is applied to the goodwill impairment in the fourth quarter of 2017.

***
For the fourth quarter of 2017, Weighted average diluted shares outstanding include the dilutive effects when the excluded notable items move net income/ (loss) attributable to the common shareholders from a net loss to a net income position.